UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to 14a-12

Vistagen Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

_________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Vistagen Announces the Two Leading Proxy Advisory Firms, Institutional Shareholder Services and Glass Lewis, Recommend Stockholders Vote “FOR” Proposal No. 5 to Provide its Board with the Option to Implement a Future Reverse Stock Split, if Necessary

SOUTH SAN FRANCISCO, Calif. (BUSINESS WIRE) October 6, 2022—Vistagen Therapeutics, Inc. (Nasdaq: VTGN) (the Company), a late clinical-stage biopharmaceutical company aiming to transform the treatment landscape for individuals living with anxiety, depression and other central nervous system (CNS) disorders, today announced that the two leading independent proxy advisory firms, Institutional Shareholder Services Inc. (ISS) and Glass Lewis & Co. (Glass Lewis), have recommended that Vistagen stockholders entitled to vote at the Company’s 2022 Annual Meeting of Stockholders (the Annual Meeting) vote “FOR” Proposal No. 5 which, if approved, will provide the Company’s Board of Directors (the Board) with the option to implement a reverse stock split of the Company’s issued and outstanding common stock (the Reverse Split), if necessary in the future to maintain the Company’s listing on the Nasdaq Capital Market (Nasdaq).

Stockholders are encouraged to review certain frequently asked questions and answers about the potential Reverse Split below, as well as additional information about Proposal No. 5 that is available in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 31, 2022.

ISS and Glass Lewis are the two leading independent, third-party proxy advisory and corporate governance firms that provide proxy voting recommendations to pension funds, investment managers, mutual funds and other institutional stockholders throughout North America.

“We are pleased that both ISS and Glass Lewis, the leading independent proxy advisory firms, support our Board’s recommendation that stockholders vote “FOR” Proposal No. 5,” said Shawn Singh, Chief Executive Officer of Vistagen. “Each stockholder’s vote is important, so we strongly encourage each investor to follow the recommendations of ISS and Glass Lewis and vote “FOR” Proposal No. 5 as promptly as possible.  Approval of Proposal No. 5 will provide the flexibility that will be essential should we need to utilize this tool to maintain our Nasdaq listing. Confidence in our ability maintain our Nasdaq listing will be an important complement to our ongoing efforts to enhance market awareness of the potential of our pipeline to improve the millions of lives suffering from mental illness and other CNS disorders and deliver value to our stockholders.”

Frequently Asked Questions and Answers

Question	Answer
If Proposal No. 5 is approved by stockholders at the Annual Meeting, will a Reverse Split be implemented immediately?

No, the Reverse Split will not be implemented immediately. If approved, Proposal No. 5 provides our Board with the option, but not the obligation, to implement a Reverse Split within the next 12 months, if, for example, it is needed to maintain our Nasdaq listing.  Proposal No. 5 does not require our Board to implement the Reverse Split.

If Proposal No. 5 is approved at the Annual Meeting, and it becomes necessary and advisable to implement a Reverse Split to maintain our Nasdaq listing, our Board will carefully assess many factors, including timing, Company operations and market conditions to select a time for a Reverse Split that is most advantageous for the Company and its stockholders.

What will happen to Vistagen if Proposal No. 5 does not pass?

Nasdaq requires that a listed company maintain a minimum bid price of $1.00 per share. Vistagen is requesting approval from its stockholders to have the option to implement a Reverse Split if it becomes necessary to increase the per share price and bid price of the Company’s common stock in order to regain compliance with the $1.00 minimum bid price requirement of Nasdaq and maintain its Nasdaq listing.

Additionally, a reverse stock split that increases the price of the Company’s common stock has the potential to make the Company’s common stock more attractive and accessible to certain institutional investors and private wealth managers, which could enhance liquidity and provide for a stronger investor base.

Our Board and the two leading proxy advisory firms, ISS and Glass Lewis, believe it is in the best interest of all Vistagen stockholders to vote “FOR” Proposal No. 5.

What happens if I don’t vote?

If you don’t vote, or if you abstain, it may count the same as a vote AGAINST Proposal No. 5. Therefore, we strongly encourage each investor to follow the recommendations of ISS and Glass Lewis and vote “FOR” Proposal No. 5 as promptly as possible.

Who can help me vote?	Our proxy solicitor, Saratoga Proxy Consulting, can assist you with voting your shares and any questions you may have – please see below for their contact information.
If I’ve already voted “AGAINST” Proposal No. 5, can I still change my vote to “FOR” Proposal No. 5?

Yes. If you previously submitted a proxy and voted AGAINST Proposal No. 5, you may still revoke your previously submitted proxy and reclaim your right to vote at any time before 11:59 p.m. Eastern Time on October 13, 2022 by submitting a later-dated proxy card, vote instruction form, submitting your vote online or by voting in person at the Annual Meeting. Only your most current proxy card or Internet proxy will be counted. Your vote is important, so please act today!

Our proxy solicitor, Saratoga Proxy Consulting, can assist in this process as well – please see below for their contact information.

The Company’s 2022 Annual Meeting of Stockholders will be held on Friday, October 14, 2022 at 10:00 a.m. Pacific Time. Vistagen stockholders as of August 16, 2022, the record date for the Annual Meeting, may access all materials related to the Annual Meeting, including the Company’s definitive proxy statement, by visiting: http://www.envisionreports.com/VTGN

The deadline for stockholders to vote (or change their vote) is 11:59 p.m. Eastern Time on Thursday, October 13, 2022.

Stockholders Questions and Voting Assistance

The Company has engaged Saratoga Proxy Consulting to act as its proxy solicitation agent in connection with the proxy voting for the Annual Meeting. Vistagen stockholders that have any questions or need assistance in voting their shares should contact the Company’s proxy solicitation agent, Saratoga Proxy Consulting, at (212) 257-1311 or (888) 368-0379 or by email at info@saratogaproxy.com.

Investors are strongly encouraged to read the proxy materials that were filed with the United States Securities and Exchange Commission. ISS and Glass Lewis are independent proxy advisory firms and do not have any business or other relationship with Vistagen. Vistagen did not engage or compensate either firm for their analysis or recommendations.

About Vistagen

Vistagen (Nasdaq: VTGN) is a late clinical-stage biopharmaceutical company aiming to transform the treatment landscape for individuals living with anxiety, depression and other CNS disorders. The Company is advancing therapeutics with the potential to be faster-acting, and with fewer side effects and safety concerns, than those that are currently available. PH94B and PH10 belong to a new class of drugs known as pherines, which are odorless and tasteless investigational neuroactive steroid nasal sprays designed with a novel rapid-onset mechanism of action that activates chemosensory neurons in the nasal passages and can impact the olfactory-amygdala neural circuits without systemic uptake or direct activity on CNS neurons in the brain. VistaGen is passionate about transforming mental health care and redefining what is possible in the treatment of anxiety and depression. Connect at www.Vistagen.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements involve known and unknown risks that are difficult to predict and include all matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “project,” “outlook,” “strategy,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “strive,” “goal,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Vistagen and its management, are inherently uncertain. These risks are fully discussed in the section entitled "Risk Factors" in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2022 and in the Company’s most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, as well as discussions of potential risks, uncertainties, and other important factors in our other filings with the U.S. Securities and Exchange Commission (SEC). The Company’s SEC filings are available on the SEC’s website at www.sec.gov. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements, other than as may be required by law. If the Company does update one or more forward-looking statements, no inference should be made that the Company will make additional updates with respect to those or other forward-looking statements.

Additional Information and Where to Find It

In connection with the Annual Meeting described above, the Company filed a definitive proxy statement (Proxy Statement) with the Securities and Exchange Commission on August 31, 2022. This press release does not contain all the information that should be considered concerning the matters to be considered at the Annual Meeting, including the reverse stock split authorization presented in Proposal No. 5, and is not intended to form the basis of any investment decision or any other decision in respect of such matters. The Company’s stockholders and other interested persons are advised to read the Proxy Statement and other documents filed in connection with the Annual Meeting, as these materials contain important information about the Company and the proposals to be considered at the Annual Meeting. The Company’s stockholders may also obtain copies of the Proxy Statement and other documents filed with the Commission, without charge, at the Commission’s website at www.sec.gov, or by directing a request to the Company’s corporate secretary c/o Vistagen Therapeutics, Inc., 343 Allerton Avenue, South San Francisco, CA 94080.

Participants in Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the proposals to be considered at the Annual Meeting. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Company’s definitive Proxy Statement for the Annual Meeting, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, as well as any proxy supplement or amendments thereto. To the extent such holdings of the Company’s securities may have changed since that time, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC, to the extent required by applicable laws.

CONTACTS

Investors:

Mark Flather

Vice President, Investor Relations

(650) 577-3617

mflather@vistagen.com

Media:

Nate Hitchings

SKDK

nhitchings@skdknick.com

If you have any questions or need assistance voting your shares, please call:

Saratoga Proxy Consulting LLC
(212) 257-1311
(888) 368-0379

info@saratogaproxy.com